CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is entered into as of August 29, 2013, by and between MGT Interactive, LLC, a Delaware corporation (the “Company”) and Gioia Systems, LLC (the “Consultant”).

WHEREAS, the Company desires to engage Consultant to provide certain Services (as defined in Section 3 below) for compensation, and Consultant desires to provide the Services to the Company, upon the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Engagement. The Company hereby engages Consultant to provide the Services during the Term (as defined below), and Consultant hereby accepts such engagement to provide the Services during the Term (the “Engagement”).

2.	Term of Engagement. The Engagement shall commence on the date hereof and shall terminate on the earlier of January 31, 2014 or the date on which the Game, as that term is defined in that certain Contribution and Asset Purchase Agreement dated August 29, 2013 receives certification by the GLA(the “Term”). In the event that the Game receives certification on or before January 31, 2014, than the term shall be extended for an additional year.

3.	Services to be Provided by Consultant. During the Term, Consultant shall provide services to the Company as set forth on Exhibit A, as well as any other services that are mutually agreed between the parties hereto (collectively, the “Services”). The parties hereto acknowledge and agree that the Services to be provided are in the nature of advisory services only, and Consultant shall have no responsibility or obligation for execution of the Company’s business or any aspect thereof nor shall Consultant have any ability to obligate or bind the Company in any respect. Consultant shall have control over the time, method and manner of performing the Services. Consultant shall render such services as are from time to time requested by the Company.

4.	Compensation. In consideration for the Services to be provided hereunder, Consultant shall receive as a monthly consulting fee of $10,000 to be paid $5,000 in cash per month and $5,000 deferred until GLA certification. Upon GLA certification the consulting fee shall be payable in cash for the remainder of the term.

5.	Expenses. The Company shall reimburse Consultant for all reasonable expenses incurred by Consultant in providing the Services hereunder no later than thirty (30) days after the submission of an invoice evidencing such expenses in a form reasonably satisfactory to the Company; provided that the Company shall not be obligated to reimburse Consultant for expenses if incurred without the Company’s prior written approval.

6.	Independent Contractor Status. It is understood and agreed that in the performance of the Services hereunder, Consultant is acting as an independent contractor and not as an agent or employee of, or partner, joint venturer or in any other relationship with, the Company. Consultant acknowledges that no income, social security or other taxes will be withheld or accrued by the Company, on Consultant’s behalf. Neither the Company nor Consultant has the authority to bind the other in any agreement without the prior written consent of the entity to be bound.

7.	Confidentiality. In connection with Consultant’s Engagement, it is contemplated that the Company will not supply Consultant with non-public or proprietary information concerning the Company and its business and operations and affiliates without the prior written agreement of Consultant to receive such Confidential Information (“Confidential Information”).

8.	Legal Representation. Each party hereto acknowledges that it has been represented by independent legal counsel in the preparation of the Agreement. Each party recognizes and acknowledges that counsel to the Company has represented Consultant in connection with various legal matters and each party waives any conflicts of interest or other allegations that it has not been represented by its own counsel.

9.	Non-Competition. Except as provided below, during the period commencing on the date of this Agreement and ending three (3) years from the termination of this Agreement (the “Restrictive Period”), Consultant shall not, in [any county, state, country or other jurisdiction in which Company or the Company do business or are planning to do business as of the date of this Agreement], alone, with and/or through others, be, become or function as an officer, director, employee, owner, corporate affiliate, salesperson, co-owner, partner, trustee, promoter, founder, technician, engineer, analyst, employee, agent, representative, distributor, re-seller, sublicensor, supplier, investor or lender, consultant, advisor or manager of or to, or otherwise acquire or hold any interest in or otherwise engage in the provision of services to, any person or entity that engages in a business that is Directly Competitive (as defined herein); provided, however, that Consultant may work exclusively for a division, entity or subgroup of such a business if the division, entity or subgroup is not Directly Competitive. For purposes of this Agreement, “Directly Competitive” means developing, manufacturing, providing, marketing, distributing or otherwise commercially exploiting any products, services or technology that compete with the Company’s products, services or technology in existence as of the Effective Date or the foregoing products, services or technology as such may be developed, enhanced or modified by the Company or Company after the Effective Date.

10.	Confidentiality. Consultant hereby covenants and agrees that, during the Term and for a period of five (5) years thereafter, it will not communicate, disclose or otherwise make available to any person or entity (other than the Company), or use for its own account or for the benefit of any other person or entity, any information or materials proprietary to the Company that relate to the Company’s business or affairs which is of a confidential nature, including, but not limited to, trade secrets, information or materials relating to existing or proposed products (in all and various stages of development), “know-how”, marketing techniques and materials, marketing and development plans, customer lists and other customer information (including current prospects), price lists, pricing policies, personnel information and financial information (collectively, “Proprietary Information”). Proprietary Information includes any and all such information and materials, whether or not obtained by Consultant with the knowledge and permission of the Company, whether or not developed, devised or otherwise created in whole or in part by Consultant’s efforts, and whether or not a matter of public knowledge unless as a result of authorized disclosure.

11.   General Terms.

a.          Any notice to be given hereunder by a party to any other party hereto may be effectuated in writing by personal delivery, by mail, registered or certified, postage prepaid, with return receipt requested, or by facsimile or other electronic transmission and addressed to such party at the address set forth on the signature page below.

b.          If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed modified to the extent necessary to make it valid or enforceable, or if it cannot be so modified, then severed, and the remainder of the Agreement shall continue in full force and effect.

c.          All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations and enforcement of this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York for the adjudication of any dispute hereunder or in connection herewith or with respect to the enforcement of this Agreement, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

d.          This Agreement embodies the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements, arrangements or understandings with respect to the subject matter hereof, whether oral or written.

e.          This Agreement may not be modified except in a writing signed by the parties hereto.

f.          No term of this Agreement may be waived, except in a writing signed by the party hereto entitled to the benefit of such term.

g.          Each party hereto represents and agrees that such party is authorized to enter into this Agreement and this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms. This Agreement may not be assigned by any party.

h.          This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GIOIA SYSTMES, LLC		MGT INTERACTIVE, LLC

By:	/s/ Gene Gioia	By:	/s/ Robert Ladd
Name:	Gene Gioia	Name:	Robert Ladd
Title:	Managing Member	Title:	President and CEO

Address for Notice:	Address for Notice:

Gioia Systems LLC	MGT Capital Investments, Inc.
3885 Holland Street	500 Mamaroneck Avenue, Suite 204
Wheat Ridge, CO 80033	Harrison, NY 10528